Exhibit 99.1

•	Huntington disease (HD) is a hereditary, progressive, neurodegenerative disorder characterized by chorea, behavioral disturbance, cognitive dysfunction and psychiatric disease
•	Chorea affects up to 90% of patients with HD and can interfere with daily functioning and cause injury[1]
•	Deutetrabenazine (SD-809) is a novel molecule which contains six deuterium atoms instead of six hydrogen atoms in specific positions in the tetrabenazine (TBZ) molecule
•	TBZ, a vesicular monoamine transporter type 2 (VMAT-2) inhibitor, is approved for the treatment of chorea of HD and is also used to treat tardive dyskinesia and tics[2]
•	Deuterium forms a stronger bond with carbon than does hydrogen and requires more energy for cleavage, thus leading to attenuated metabolism enabling a differentiated pharmacokinetic profile[3,4]

Study Design:

•	Randomized (1:1), double-blind, placebo-controlled, parallel-group study
•	8 week titration period followed by 4 week maintenance period and a 1 week washout period
•	Study drug was titrated weekly in increments of 6 mg to adequate chorea control (optimal dose) without knowledge of CYP2D6 genotype

Key Inclusion Criteria:

•	CAGn ≥37
•	Unified Huntington Disease Rating Scale (UHDRS) Total Maximal Chorea (TMC) score ≥8
•	UHDRS Total Functional Capacity (TFC) score ≥5

Key Exclusion Criteria:

•	Serious, untreated or undertreated psychiatric illness; stable antidepressant therapy was permitted
•	Significant swallowing or speech impairment
•	Recent use of TBZ (6 months), dopamine (DA) receptor antagonists, DA agonists, levodopa, reserpine, NMDA receptor antagonists, or MAO inhibitors

Efficacy Endpoints:

•	Primary: Change in Total Maximal Chorea (TMC) score from baseline to maintenance therapy (average of Weeks 9 and 12)
•	Secondary endpoints, assessed as the change from baseline to Week 12, were tested in a hierarchical manner as follows:
1.	Patient Global Impression of Change (PGIC)
2.	Clinical Global Impression of Change (CGIC)
3.	SF-36 physical functioning score
4.	Berg Balance Test
•	Additional prespecified efficacy endpoints:
•	UHDRS Total Motor Score (TMS)
•	Percentage change in TMC from baseline to maintenance therapy

Safety Parameters:

•	Adverse events (AEs), clinical laboratory tests, vital signs, ECG
•	Changes in Safety Scales: Epworth Sleepiness Scale, Columbia Suicide Severity Rating Scale, Swallowing Disturbance Questionnaire (SDQ), UPDRS dysarthria item, Barnes Akathisia Rating Scale, Hospital Anxiety and Depression Scale, Montreal Cognitive Assessment (MoCA©)

•	34 sites in the United States and Canada
•	90 subjects (45:45) enrolled (Table 1); 87 completed; two placebo and one SD-809 subject discontinued prematurely
•	Mean daily dose SD-809 at Week 12 was ~40 mg

Table 1. Baseline Characteristics

	SD-809 (N = 45)	Placebo (N = 45)	All (N = 90)
Age, years, mean (SD)	55.4 (10.3)	52.1 (13.4)	53.7 (12.0)
Male Gender, n (%)	22 (49%)	28 (62%)	50 (56%)
Weight, kg, mean (SD)	74.1 (13.6)	74.1 (15.1)	74.1 (14.3)
CAGn, mean (SD)	43.4 (2.7)	44.3 (4.4)	43.9 (3.7)
UHDRS TFC, mean (SD)	9.8 (2.3)	9.2 (2.0)	9.5 (2.1)
UHDRS TMC, mean (SD)	12.1 (2.7)	13.2 (3.5)	12.7 (3.2)

Efficacy:

•	Primary endpoint: Total maximal chorea (TMC) score improved by 4.4 points for SD-809 vs.1.9 points for placebo, with a treatment effect of 2.5 points (21 percentage points) from baseline to maintenance therapy (p<0.0001) (Figure 1)
•	Total motor score (TMS) improved by 7.4 [6.3] for SD-809 vs. 3.4 [5.5] for placebo, for a treatment effect of 4.0 (p=0.0023)
•	Significantly improved secondary endpoints included PGIC and CGIC (each p=0.002) and SF-36 physical functioning scale (p=0.03) (Table 2 and Figure 2)

Figure 1. Total Maximal Chorea Score

Table 2. Secondary Efficacy Parameters (Change from Baseline to Week 12)

Change from Baseline to Wk 12	Treatment Effect	Favors	P-Value
SF-36 Physical Functioning	4.34	SD-809	0.0308
Berg Balance Test	1.0	SD-809	0.14
Values shown above are LS Mean (SD)

   Figure 2. Secondary Efficacy Parameters (Week 12)

Safety:

•	Rates of depression, irritability, insomnia were low with SD-809 and similar to or less than observed in placebo
•	No AEs of parkinsonism were reported
•	Low overall rates of AEs (Table 3), dose reduction (6.7%) or dose suspension (2.2%) for AEs in both the SD-809 and placebo groups
•	Safety scales showed no evidence of subclinical toxicity associated with SD-809 treatment. SDQ scores favored SD-809 over placebo (Figure 3)
•	At Week 12, SD-809 subjects had mean (SD) change in body weight of +1.8 (3.4) kg vs –0.30 (2.5) kg in placebo (treatment effect, +2.1 kg) (Fig 4)

   Table 3. Treatment-Emergent AEs Occurring in >5% of Patients in Either Group, n (%)

Preferred Term	SD-809 (N=45)	Placebo (N=45)
Any Adverse Event	27 (60)	27 (60)
Somnolence	5 (11.1)	2 (4.4)
Dry mouth	4 (8.9)	3 (6.7)
Diarrhoea	4 (8.9)	0 (0.0)
Irritability	3 (6.7)	6 (13.3)
Insomnia	3 (6.7)	2 (4.4)
Fatigue	3 (6.7)	2 (4.4)
Dizziness	2 (4.4)	4 (8.9)
Fall	2 (4.4)	4 (8.9)
Depression	2 (4.4)	3 (6.7)
Sleep disorder	0 (0.0)	3 (6.7)
Headache	0 (0.0)	3 (6.7)
Vomiting	0 (0.0)	3 (6.7)

   Figure 3. Swallowing Disturbance Questionnaire Score

Figure 4. Mean Change in Weight

•	Treatment with deutetrabenazine effectively reduced chorea in patients with HD and showed improvement in the Total Motor Score that was greater in magnitude than the effect on chorea, suggesting a benefit on other motor symptoms.
•	The clinical importance of improved motor function was indicated by patients and clinicians with significant improvements on the PGIC, CGIC and the SF-36 physical functioning scale.
•	Weight gain was observed in subjects who received deutetrabenazine.
•	Deutetrabenazine demonstrated a favorable safety and tolerability profile, with low rates of neurologic and psychiatric AEs, as well as low rates of dose reduction or suspension for AEs.
•	Deutetrabenazine was safely titrated without knowledge of CYP2D6 genotype.

[1]	Burgunder J, Guttman M, Perlman S, et al. An international survey-based algorithm for the pharmacological treatment of chorea in Huntington’s disease. PloS Currents Huntington’s Disease. 2011 Sept 2. Edition 1. Doi: 10.1371/currents.RRN1260.
[2]	Kenney C, Hunter C, Jankovic J. Long-term tolerability of tetrabenazine in the treatment of hyperkinetic movement disorders. Movement Disorders. 2007;22(2):193-197.
[3]	Guengerich FP. Kinetic deuterium isotope effects in cytochrome P450 oxidation reactions. J Labelled Comp Radiopharm. 2013;56(9-10):428-31.
[4]	Stamler D, Bradbury M, Brown F. The pharmacokinetics and safety of deuterated-tetrabenazine. Neurology. 2013;80(1):P07.210.

Acknowledgments: 34 site investigators and coordinators, Samuel Frank (PI), Claudia Testa (co-PI), David Stamler (Chief Medical Officer, Auspex), Elise Kayson (Administrative PI), Clinical Trials Coordination Center University of Rochester, Huntington Study Group staff, University of Rochester Biostatistics

Disclosures: The Huntington Study Group Coordination and Biostatistics Center at the University of Rochester independently compiled and analyzed the data for this study. The study was funded by Auspex Pharmaceuticals.